CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F3 of Grupo Financiero Galicia S.A. of our report dated April 26, 2024, except for the effects of the recast of the financial statements to measure them in equivalent purchasing power units as of September 30, 2024, as described in Notes 1.1.(a) to the consolidated financial statements, as to which the date is November 26, 2024, relating to the financial statements which appears in Grupo Financiero Galicia S.A.'s Current Report on Form 6-K dated November 26, 2024, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this registration statement by reference to the Annual Report on Form 20-F of Grupo Financiero Galicia S.A. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICE WATERHOUSE & CO. S.R.L.

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/s/ María Mercedes Baño
Buenos Aires, Argentina
January 2, 2025